NEWS RELEASE

EVEREST RE GROUP, LTD.
Wessex House, 45 Reid Street, 2nd Floor, Hamilton HM DX, Bermuda

Contact:  Elizabeth B. Farrell
Vice President, Investor Relations
Everest Global Services, Inc.
908.604.3169

For Immediate Release

Everest Re Group Grows Book Value per Share 5% in Second Quarter 2010 to $107.31

HAMILTON, Bermuda – July 28, 2010 -- Everest Re Group, Ltd. (NYSE: RE) reported second quarter 2010 after-tax operating income1, which excludes net realized capital gains and losses, of $184.8 million, or $3.18 per diluted common share, compared to after-tax operating income1 of $256.2 million, or $4.16 per diluted common share, in the second quarter of 2009. Net income, including net realized capital gains and losses, was $156.7 million, or $2.70 per diluted common share, for the second quarter of 2010 compared to $272.6 million, or $4.43 per diluted common share, for the same period last year.

For the six months ended June 30, 2010, after-tax operating income1 was $111.0 million, or $1.89 per diluted common share, compared to $362.4 million or $5.88 per diluted common share, for the first six months of 2009. Net income, including net realized capital gains and losses, was $134.0 million, or $2.28 per diluted common share, for the first six months of 2010, compared to $381.1 million, or $6.19 per diluted common share, for the same period in 2009.

Commenting on the Company’s results, Chairman and Chief Executive Officer, Joseph V. Taranto said, “Although markets remain generally competitive, we have been able to selectively grow our business by focusing on those markets that present the best opportunities. We were pleased with the results generated this quarter and given our very well capitalized position, we continue to invest these earnings into buying back the Company’s shares at prices that we believe are very attractive. Since the beginning of the year, we have bought back almost 6% of the Company’s outstanding shares.”

Mr. Taranto added, “At December 31, 2010, I will retire as CEO. I will remain Chairman of the Board.  Ralph Jones will become CEO on January 1, 2011.  It has been an honor to work with many wonderful people at Everest to build the Company from a modest size in 1995 to the global company it is today with over $6 billion of capital.  The Board and I have great confidence that Ralph, and our team, will continue to effectively grow Everest in the future.”

Operating highlights for the second quarter of 2010 included the following:

•
Gross written premiums increased 4% to $1,013.5 million compared to the same period in 2009. Adjusting for the effects of foreign exchange, gross written premiums were up approximately 5%. Worldwide, reinsurance premiums increased 6% to $808.6 million with premium derived from the U.S. markets up 3% and the international markets up 9%. New business opportunities coupled with rate increases on select covers and insurance market growth in some international regions contributed to this increased volume. Insurance premiums were down 4% primarily due to underwriting actions that were taken in response to unprofitable business.

•
The loss ratio and combined ratio were 65.1% and 93.2%, respectively, for the quarter, compared to 59.2% and 87.5%, respectively, for the second quarter of 2009. Excluding $9.8 million of prior year favorable development and $69.7 million of catastrophe losses, which were primarily attributable to development on first quarter events, the current year attritional loss ratio was 59.0%, up from the 57.7% reported for last year’s second quarter.

•
Net investment income was down 1% to $165.7 million when compared to last year’s second quarter. Eliminating the impact of limited partnership investments on each quarter, investment income was up 2% in 2010 compared to the same period in 2009.

•
Net after-tax realized capital losses amounted to $28.1 million for the quarter compared to net after-tax realized capital gains of $16.3 million in the same period last year. The losses for the current quarter were primarily attributable to fair value adjustments on the equity portfolio.

•	Net after-tax unrealized capital gains increased $113.3 million during the quarter, primarily due to changes in interest rates.
•
Cash flow from operations was $221.5 million compared to $103.4 million for the same period in 2009. Much of the variance was attributable to a tax recovery in the current quarter whereas tax payments were made in the second quarter of 2009.

•	For the quarter, the annualized after-tax operating income1 return on average adjusted shareholders’ equity2 was 13.1% compared to 19.2% in 2009.
•
During the quarter, the Company repurchased 2.7 million of its common shares at an average price of $74.64 and a total cost of $200.1 million. For the year, the Company repurchased 3.2 million of its common shares, or 5.5% of its total outstanding shares at year end 2009, for a total cost of $247.1 million. The repurchases were made pursuant to a share repurchase authorization, provided by the Company’s Board of Directors, under which there remains 5.2 million shares available.

•	Shareholders’ equity ended the quarter at $6,036 million, down 1% from the $6,102 million at December 31, 2009. Adjusting for share repurchases and dividend payments, shareholder’s equity was up 4% from year end. Book value per share was $107.31 as of June 30, 2010 compared to $102.87 at December 31, 2009.

This news release contains forward-looking statements within the meaning of the U.S. federal securities laws.  We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the Company.  These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our latest Annual Report on Form 10-K.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Everest Re Group, Ltd. is a Bermuda holding company that operates through the following subsidiaries: Everest Reinsurance Company provides reinsurance to property and casualty insurers in both the U.S. and international markets. Everest Reinsurance (Bermuda), Ltd., including through its branch in the United Kingdom, provides reinsurance and insurance to worldwide property and casualty markets and reinsurance to life insurers. Everest Reinsurance Company (Ireland), Limited provides reinsurance to non-life insurers in Europe. Everest National Insurance Company and Everest Security Insurance Company provide property and casualty insurance to policyholders in the U.S. Everest Indemnity Insurance Company offers excess and surplus lines insurance in the U.S. Additional information on Everest Re Group companies can be found at the Group’s web site at www.everestre.com.

A conference call discussing the second quarter results will be held at 10:30 a.m. Eastern Time on July 29, 2010. The call will be available on the Internet through the Company’s web site or at www.streetevents.com.

Recipients are encouraged to visit the Company’s web site to view supplemental financial information on the Company’s results. The supplemental information is located at www.everestre.com in the “Financial Reports” section of the “Investor Center”. The supplemental financial information may also be obtained by contacting the Company directly.

___________________________

1The Company generally uses after-tax operating income (loss), a non-GAAP financial measure, to evaluate its performance.  After-tax operating income (loss) consists of net income (loss) excluding after-tax net realized capital gains (losses) and after-tax gain on debt repurchase as the following reconciliation displays:

	Three Months Ended				Six Months Ended
	June 30,				June 30,
(Dollars in thousands, except per share amounts)	2010		2009		2010		2009
	(unaudited)				(unaudited)

		Per Diluted		Per Diluted		Per Diluted		Per Diluted
		Common		Common		Common		Common
	Amount	Share	Amount	Share	Amount	Share	Amount	Share

Net income (loss)	$156,673	$2.70	$272,588	$4.43	$134,021	$2.28	$381,144	$6.19
After-tax net realized capital gains (losses)	(28,141)	(0.48)	16,343	0.27	23,000	0.39	(32,120)	(0.52)
After-tax gain on debt repurchase							50,876	0.83

After-tax operating income (loss)	$184,814	$3.18	$256,245	$4.16	$111,021	$1.89	$362,388	$5.88

(Some amounts may not reconcile due to rounding.)

Although net realized capital gains (losses) are an integral part of the Company’s insurance operations, the determination of net realized capital gains (losses) is independent of the insurance underwriting process.  The Company believes that the level of net realized capital gains (losses) for any particular period is not indicative of the performance of the underlying business in that particular period.  Providing only a GAAP presentation of net income (loss) makes it more difficult for users of the financial information to evaluate the Company’s success or failure in its basic business, and may lead to incorrect or misleading assumptions and conclusions.  The Company understands that the equity analysts who follow the Company focus on after-tax operating income (loss) in their analyses for the reasons discussed above.  The Company provides after-tax operating income (loss) to investors so that they have what management believes to be a useful supplement to GAAP information concerning the Company’s performance.

2Adjusted shareholders’ equity excludes net after-tax unrealized (appreciation) depreciation of investments.

--Financial Details Follow--

EVEREST RE GROUP, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in thousands, except per share amounts)	2010	2009	2010	2009
	(unaudited)		(unaudited)
REVENUES:
Premiums earned	$989,899	$956,908	$1,917,201	$1,889,198
Net investment income	165,731	167,209	327,230	235,963
Net realized capital gains (losses):
Other-than-temporary impairments on fixed maturity securities	-	(4,936)	-	(13,210)
Other-than-temporary impairments on fixed maturity securities
transferred to other comprehensive income (loss)	-	-	-	-
Other net realized capital gains (losses)	(41,693)	28,398	31,025	(28,465)
Total net realized capital gains (losses)	(41,693)	23,462	31,025	(41,675)
Realized gain on debt repurchase	-	-	-	78,271
Net derivative gain (loss)	(22,304)	21,351	(19,250)	1,648
Other income (expense)	7,798	2,389	13,137	(2,791)
Total revenues	1,099,431	1,171,319	2,269,343	2,160,614

CLAIMS AND EXPENSES:
Incurred losses and loss adjustment expenses	643,948	566,785	1,550,804	1,136,690
Commission, brokerage, taxes and fees	236,493	229,214	449,155	455,252
Other underwriting expenses	41,747	40,970	80,691	77,325
Corporate expenses	3,887	4,367	8,462	8,147
Interest, fees and bond issue cost amortization expense	13,016	17,116	29,658	37,258
Total claims and expenses	939,091	858,452	2,118,770	1,714,672

INCOME (LOSS) BEFORE TAXES	160,340	312,867	150,573	445,942
Income tax expense (benefit)	3,667	40,279	16,552	64,798

NET INCOME (LOSS)	$156,673	$272,588	$134,021	$381,144
Other comprehensive income (loss), net of tax	65,889	308,064	94,828	305,279

COMPREHENSIVE INCOME (LOSS)	$222,562	$580,652	$228,849	$686,423

EARNINGS PER COMMON SHARE:
Basic	$2.70	$4.44	$2.29	$6.21
Diluted	2.70	4.43	2.28	6.19
Dividends declared	0.48	0.48	0.96	0.96

EVEREST RE GROUP, LTD.
CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
(Dollars in thousands, except par value per share)	2010	2009
	(unaudited)
ASSETS:
Fixed maturities - available for sale, at market value	$13,499,102	$13,005,949
(amortized cost: 2010, $12,955,574; 2009, $12,614,742)
Fixed maturities - available for sale, at fair value	66,351	50,528
Equity securities - available for sale, at market value (cost: 2010, $12,574; 2009, $13,970)	15,173	16,301
Equity securities - available for sale, at fair value	367,093	380,025
Short-term investments	381,931	673,131
Other invested assets (cost: 2010, $581,392; 2009, $546,158)	581,013	545,284
Cash	191,453	247,598
Total investments and cash	15,102,116	14,918,816
Accrued investment income	154,372	158,886
Premiums receivable	968,205	978,847
Reinsurance receivables	652,912	636,375
Funds held by reinsureds	377,968	379,864
Deferred acquisition costs	370,832	362,346
Prepaid reinsurance premiums	118,285	108,029
Deferred tax asset	170,225	174,170
Federal income taxes recoverable	95,890	144,903
Other assets	196,071	139,076
TOTAL ASSETS	$18,206,876	$18,001,312

LIABILITIES:
Reserve for losses and loss adjustment expenses	$9,237,813	$8,937,858
Future policy benefit reserve	63,968	64,536
Unearned premium reserve	1,420,099	1,415,402
Funds held under reinsurance treaties	95,104	91,893
Losses in the course of payment	28,705	39,766
Commission reserves	42,425	55,579
Other net payable to reinsurers	50,822	53,014
Revolving credit borrowings	133,000	-
8.75% Senior notes due 3/15/2010	-	199,970
5.4% Senior notes due 10/15/2014	249,790	249,769
6.6% Long term notes due 5/1/2067	238,349	238,348
Junior subordinated debt securities payable	329,897	329,897
Accrued interest on debt and borrowings	4,892	9,885
Equity index put option liability	76,599	57,349
Other liabilities	199,814	156,324
Total liabilities	12,171,277	11,899,590

SHAREHOLDERS' EQUITY:
Preferred shares, par value: $0.01; 50 million shares authorized;
no shares issued and outstanding	-	-
Common shares, par value: $0.01; 200 million shares authorized; (2010) 66.0 million
and (2009) 65.8 million issued	660	658
Additional paid-in capital	1,853,158	1,845,181
Accumulated other comprehensive income (loss), net of deferred income tax expense
(benefit) of $107.4 million at 2010 and $101.0 million at 2009	366,866	272,038
Treasury shares, at cost; 9.8 million shares (2010) and 6.5 million shares (2009)	(830,037)	(582,926)
Retained earnings (deficit)	4,644,952	4,566,771
Total shareholders' equity	6,035,599	6,101,722
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$18,206,876	$18,001,312

EVEREST RE GROUP, LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in thousands)	2010	2009	2010	2009
	(unaudited)		(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$156,673	$272,588	$134,021	$381,144
Adjustments to reconcile net income to net cash provided by operating activities:
Decrease (increase) in premiums receivable	2,624	(44,864)	(5,135)	(59,343)
Decrease (increase) in funds held by reinsureds, net	(11,156)	(21,004)	(13,585)	(30,785)
Decrease (increase) in reinsurance receivables	(29,147)	75,952	(62,291)	43,815
Decrease (increase) in deferred tax asset	(11,853)	9,228	(5,064)	54,218
Increase (decrease) in reserve for losses and loss adjustment expenses	30,445	(181,592)	449,390	(179,158)
Increase (decrease) in future policy benefit reserve	(434)	(2,013)	(569)	1,148
Increase (decrease) in unearned premiums	(28,341)	(22,387)	13,257	10,465
Change in equity adjustments in limited partnerships	(16,091)	(19,809)	(32,255)	53,476
Change in other assets and liabilities, net	73,043	52,725	17,576	31,812
Non-cash compensation expense	3,589	3,620	7,130	6,756
Amortization of bond premium (accrual of bond discount)	10,454	4,391	21,339	6,881
Amortization of underwriting discount on senior notes	11	48	53	94
Realized gain on debt repurchase	-	-	-	(78,271)
Net realized capital (gains) losses	41,693	(23,462)	(31,025)	41,675
Net cash provided by (used in) operating activities	221,510	103,421	492,842	283,927

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from fixed maturities matured/called - available for sale, at market value	369,775	318,283	783,165	560,413
Proceeds from fixed maturities matured/called - available for sale, at fair value	-	-	-	5,570
Proceeds from fixed maturities sold - available for sale, at market value	238,940	48,701	723,462	129,658
Proceeds from fixed maturities sold - available for sale, at fair value	6,115	4,510	8,612	8,002
Proceeds from equity securities sold - available for sale, at market value	712	34	712	1,076
Proceeds from equity securities sold - available for sale, at fair value	51,400	10,591	72,742	12,239
Distributions from other invested assets	19,630	10,647	30,360	23,311
Cost of fixed maturities acquired - available for sale, at market value	(938,124)	(550,863)	(1,961,623)	(1,363,243)
Cost of fixed maturities acquired - available for sale, at fair value	(9,486)	(3,244)	(23,680)	(16,553)
Cost of equity securities acquired - available for sale, at market value	(1,426)	-	(1,426)	-
Cost of equity securities acquired - available for sale, at fair value	(38,095)	(10,320)	(80,417)	(19,299)
Cost of other invested assets acquired	(10,034)	(18,503)	(37,078)	(24,742)
Net change in short-term investments	209,878	78,140	291,897	791,062
Net change in unsettled securities transactions	(58,493)	49,629	(11,195)	53,328
Net cash provided by (used in) investing activities	(159,208)	(62,395)	(204,469)	160,822

CASH FLOWS FROM FINANCING ACTIVITIES:
Common shares issued during the period, net	128	256	849	388
Purchase of treasury shares	(200,079)	(49,418)	(247,111)	(49,418)
Revolving credit borrowings	133,000	-	133,000	-
Net cost of debt repurchase	-	-	-	(83,026)
Net cost of senior notes maturing	-	-	(200,000)	-
Dividends paid to shareholders	(27,556)	(29,549)	(55,840)	(59,089)
Net cash provided by (used in) financing activities	(94,507)	(78,711)	(369,102)	(191,145)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	9,499	42,737	24,584	13,002

Net increase (decrease) in cash	(22,706)	5,052	(56,145)	266,606
Cash, beginning of period	214,159	467,248	247,598	205,694
Cash, end of period	$191,453	$472,300	$191,453	$472,300

SUPPLEMENTAL CASH FLOW INFORMATION
Cash transactions:
Income taxes paid (recovered)	$(48,597)	$40,644	$(35,838)	$67,779
Interest paid	20,160	19,806	34,361	38,124